                                                                      EXHIBIT 11

                             MONTEREY PASTA COMPANY

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

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
                                                     THIRD QUARTER ENDED                  NINE MONTHS ENDED
                                              ----------------------------------  ----------------------------------
                                               SEPTEMBER 28,     SEPTEMBER 29,     SEPTEMBER 28,     SEPTEMBER 29,
                                                    1997              1996              1997              1996
                                              ----------------  ----------------  ----------------  ----------------
PRIMARY NET LOSS PER SHARE
COMPUTATION FOR STATEMENT OF OPERATIONS
Income (Loss) from continuing operations
  before dividends on preferred stock.......  $        274,663  $     (5,924,928) $        110,984  $     (7,085,260)
Deduct dividends on certain common
  shares*...................................           (72,371)               --          (115,571)               --
Deduct dividends on preferred shares*.......           (28,096)         (616,389)         (143,993)         (616,389)
                                              ----------------  ----------------  ----------------  ----------------
Income (Loss) attributable to common
  shareholders before discontinued
  operations................................           174,196        (6,541,317)         (148,580)       (7,701,649)
Recovery (Loss) from discontinued
  operations................................                --                --            36,882           367,543
                                              ----------------  ----------------  ----------------  ----------------
Income (Loss) attributable to common
  stock.....................................  $        174,196  $     (6,541,317) $       (111,698) $     (7,334,106)
                                              ----------------  ----------------  ----------------  ----------------
                                              ----------------  ----------------  ----------------  ----------------
Weighted average number of common shares
  outstanding...............................        10,879,140         8,713,916        10,154,644         8,130,471
                                              ----------------  ----------------  ----------------  ----------------
                                              ----------------  ----------------  ----------------  ----------------
Primary net income (loss) per share:
  Continuing operations.....................  $           0.02  $          (0.75) $          (0.01) $          (0.94)
  Discontinued operations...................                --                --                --              0.04
                                              ----------------  ----------------  ----------------  ----------------
  Net Income (Loss).........................  $           0.02  $          (0.75) $          (0.01) $          (0.90)
                                              ----------------  ----------------  ----------------  ----------------
                                              ----------------  ----------------  ----------------  ----------------

FULLY DILUTED NET LOSS PER SHARE
COMPUTATION FOR STATEMENT OF OPERATIONS--SUBMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601(B)(11) ALTHOUGH IT IS
  CONTRARY TO PARAGRAPH 40 OF APB OPINION NO. 15 BECAUSE IT PRODUCES AN ANTI-DILUTIVE RESULT, OR NOT REQUIRED BY
  FOOTNOTE 2 TO PARAGRAPH 14 OF APB OPINION NO. 15 BECAUSE IT RESULTS IN DILUTION OF LESS THAN 3%.
Income (Loss) from continuing operations
  before dividends on preferred stock.......  $        274,663  $     (5,924,928) $        110,984  $     (7,085,260)
Deduct dividends on certain common
  shares*...................................           (72,371)               --          (115,571)               --
Deduct dividends on preferred shares*.......           (28,096)         (616,389)         (143,993)         (616,389)
                                              ----------------  ----------------  ----------------  ----------------
Income (Loss) attributable to common
  shareholders before discontinued
  operations................................           174,196        (6,541,317)         (148,580)       (7,701,649)
Recovery (Loss) from discontinued
  operations................................                --                --            36,882           367,543
                                              ----------------  ----------------  ----------------  ----------------
Income (Loss) attributable to common
  stock.....................................  $        174,196  $     (6,541,317) $       (111,698) $     (7,334,106)
                                              ----------------  ----------------  ----------------  ----------------
                                              ----------------  ----------------  ----------------  ----------------
Weighted average number of common shares
  outstanding...............................        10,879,140         8,713,916        10,154,644         8,130,471
Assuming conversion of convertible debt.....                --  N/A-AntiDilutive                --  N/A-AntiDilutive
Assuming conversion of convertible
  preferred.................................  N/A-AntiDilutive                --  N/A-AntiDilutive                --
                                              ----------------  ----------------  ----------------  ----------------
Weighted average number of common shares
  outstanding as adjusted...................        10,879,140         8,713,916        10,154,644         8,130,471
                                              ----------------  ----------------  ----------------  ----------------
                                              ----------------  ----------------  ----------------  ----------------
Diluted net income (loss) per share:
  Continuing operations.....................              0.02             (0.75)            (0.01)            (0.94)
  Discontinued operations...................                --                --                --              0.04
                                              ----------------  ----------------  ----------------  ----------------
  Net Income (Loss).........................              0.02             (0.75)            (0.01)            (0.90)
                                              ----------------  ----------------  ----------------  ----------------
                                              ----------------  ----------------  ----------------  ----------------
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*   See Note 8 to the financial statements.